EastGate Biotech Announces Appointment of Bill Abajian to Lead Licensing and Marketing Phase as Chief Operating Officer

WEST CALDWELL, NJ and TORONTO, ON /NEWMEDIAWIRE/ September 4, 2019/ EastGate Biotech Corp. (OTC: PINK: ETBI), a pharmaceutical company, that focuses on innovative technological developments specifically in insulin drug delivery for the treatment of Type 2 diabetes, announced today the appointment of distinguished executive Bill Abajian to lead the licensing and marketing phase of the company as Chief Operating Officer of the company, effective August 27, 2019.

Mr. Abajian is a highly experienced, accomplished results-driven global senior management executive with a rare combination of a Long-View Strategist coupled with a Short-View Tactician who has the powerful understanding and commitment to get new business up and running successfully as well as Turning-Around Companies with his leadership in restoring or developing a culture for success. As a truly operationally oriented senior level executive and business partner, he has optimized both revenues and profits with a business style always focused on driving business performances to achieve ROI objectives. Often starting as an advisor to the CEO and Board and later CEO his accomplishments include enhancing Global Business Development and Licensing, bringing companies to execute innovation and leading as a rainmaker to securing financing, investment and relationships, industry exposure includes Devices, Pharmaceuticals, Diagnostics and Biotech.

 “I am excited to take on the role of Chief Operating Officer at EastGate Biotech and work closely with the senior management team , including Anna Gluskin and Rose Perri”, said Bill Abajian. “In my many years in the business I have rarely come across a technology and specifically a product such as Insugin that has the potential to be a blockbuster and truly make an impact on patients and the overall healthcare system around the globe. Insugin is such a simple product, but the technology itself is a sophisticated and innovative process that can have a positive broad impact on patient lives, healthcare system, and government healthcare budgets.”

Abajian added, “Fledging biotechs have a tendency to get diluted by early stage financing terms because they are unable to execute on their development strategy.  We stand apart from the crowd since we plan on fully executing our licensing from developing countries that want and need innovative new therapies.   At EastGate we are planning a licensing strategy that targets developing countries whereby the sum of the parts is greater than the whole.”

“We are pleased that Bill Abajian is joining our executive management team because his significant experience will be critical to the company as it enters into the negotiation stage for global licensing agreements and beyond, to the management of those relationships”, said Anna Gluskin, CEO of EastGate Biotech. “Bill’s seasoned expertise in international markets and established regulatory relationships will definitely add value to the company’s pathway to the commercialization of Insugin, its liquid insulin mouth rinse solution for Type 2 diabetes patients.  He is an excellent orator and communicator and brings with him various institutional relationships that will be instrumental to increasing shareholder value along the way.”

Abajian concluded, “Aside from the technology, we also have certain regulatory filing requirements that need to be addressed as well as our strategy in dealing with our innovative technology.  We are on the cusp of major licensing initiatives and the company needs to be streamlined and focused to maximize shareholder value.  The market reaction to our fundamental story has been extremely disappointing as shareholders choose to focus on the structural risks of dilution instead of the potential of the technology.   We are about to change the paradigm on how a small biotech brings drugs to market.”

About EastGate Biotech

EastGate Biotech focuses on innovative technological developments and produces and distributes innovative drug compounds and healthy nutraceuticals that are based on natural therapies absorbed by the body. We utilize advanced nanotechnologies and alternative delivery systems that take difficult to deliver compounds and deliver them using our nanotechnology platform which ultimately increase the bioavailability to the body. Using our methods of delivery provides healthy alternatives to conventional pharmaceuticals that all-too-often create dangerous side-effects and unexpected consequences for those trying to attain and maintain a healthy lifestyle. EastGate's wholly owned subsidiary Omni Surgery and Anti-Aging Centre is the first of many surgery centers to come under the Omni umbrella as we plan to roll up existing business under the Omni brand and expand our footprint globally.

Cautionary statement on forward-looking information

All statements, other than statements of historical fact, contained or incorporated by reference in this news release constitute "forward-looking information" or "forward-looking statements" within the meaning of certain securities laws, including the provisions for "safe harbor" under the United States Private Securities Litigation Reform Act of 1995 and are based on expectations, estimates and projections as of the date of this news release.

The words "anticipates", "plans", "expects", "indicate", "intend", "scheduled", "estimates", "forecasts", "focus", "guidance", "initiative", "model", "methodology", "outlook", "potential", "projected", "pursue", "strategy", "study", "targets", or "believes", or variations of or similar such words and phrases or statements that certain actions, events or results "may", "could", "would", or "should", "might", or "way forward", "will be taken", "will occur" or "will be achieved" and similar expressions identify forward-looking statements. Forward-looking statements are necessarily based upon a number of estimates and assumptions that are inherently subject to significant business, economic and competitive risks, uncertainties and contingencies. The risks, estimates, models and assumptions contained or incorporated by reference in this release, include those identified from time to time in the reports filed by EastGate with the SEC, which should be considered together with any forward-looking statement. EastGate undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
Rose Perri
1-647-692-0652

Email: information@eastgatepharmaceuticals.com
Website: www.EastGateBiotech.com
SOURCE: EastGate Biotech Corp.